UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Date: April 11, 2014

Nephros, Inc.

41 Grand Avenue

River Edge, New Jersey 07661

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Friday, May 16, 2014

To The Stockholders of Nephros, Inc.:

The Annual Meeting of Stockholders of Nephros, Inc., a Delaware corporation, will be held at the offices of Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey, on Friday, May 16, 2014 at 10:00 a.m., Eastern Time, for the following purposes:

•	to elect the two Directors named in this proxy statement to serve three-year terms expiring in 2017;

•	to ratify the selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

•	the approval of the compensation of our named executive officers on an advisory (non-binding) basis;

•	the frequency of the advisory vote to approve the compensation of our named executive officers on an advisory (non-binding) basis; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 8, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting, you may vote in person even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

IMPORTANT — YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

John C. Houghton
President, Chief Executive Officer and Acting Chief Financial Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2014: Copies of this proxy statement and our Annual Report on Form 10-K for the 2013 fiscal year are available at: http://www.nephros.com/SEC.html.

Nephros, Inc.

41 Grand Avenue

River Edge, New Jersey 07661

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 16, 2014

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of Nephros, Inc., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the offices of Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey, on Friday, May 16, 2014 at 10:00 a.m., Eastern Time, and any adjournment thereof.

The mailing address of our principal executive offices is 41 Grand Avenue, River Edge, New Jersey 07661.

Stockholders Entitled to Vote

Only the holders of record of our common stock at the close of business on the record date, April 8, 2014, are entitled to notice of and to vote at the meeting. On the record date, 25,225,704 shares of our common stock were outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

Mailing of Proxy Statement and Form of Proxy

This proxy statement and accompanying proxy card are being mailed to stockholders on or about April 15, 2014. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully. Our Annual Report on Form 10-K for the 2013 fiscal year is being mailed to stockholders together with this proxy statement. When more than one holder of our common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of the stockholders.

Voting

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares in the manner you direct in the proxy at our Annual Meeting of Stockholders to be held at the offices of Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey, on Friday, May 16, 2014 at 10:00 a.m., Eastern Time, and any adjournment thereof.

You may vote for or withhold your vote from our director candidates. The election of the nominees for director requires a plurality of votes cast. Accordingly, abstentions and broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which brokers or nominees do not have discretionary power) will not affect the outcome of the election.

No broker may vote on the proposal to elect the director nominees named in this proxy statement without your specific instructions.

You may vote for or against or abstain from voting for the proposals to ratify the appointment by the Audit Committee of our independent registered public accounting firm for the fiscal year ending December 31, 2014 and to approve the compensation of our named executive officers. The affirmative vote of a majority of the shares of common stock represented and entitled to vote at the annual meeting is required for approval of these matters. For the proposal regarding the frequency of future advisory votes on executive compensation, the choice receiving the highest number of votes cast will be considered by the Board as the expected preference of stockholders. The vote for the approval of the compensation of our named executive officers and the vote for the frequency of future advisory votes on executive compensation is on an advisory basis and is therefore non-binding. On these matters, abstentions will have the same effect as a negative vote. However, because broker non-votes will not be treated as shares that are present and entitled to vote with respect to a specific proposal, broker non-votes will have no effect on the outcome of these matters.

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked, as described below), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the Class III Director nominees named herein;

(2)	FOR the ratification of the selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(3)	FOR the approval of the compensation of our named executive officers;

(4)	2 YEARS as the frequency with which we should conduct an advisory vote to approve the compensation of our named executive officers; and

(5)	in the discretion of the proxies, with respect to any other matters properly brought before the stockholders at the meeting.

Quorum

A majority of the voting power of the outstanding shares entitled to vote at the meeting shall constitute a quorum, whether present in person or by proxy. In accordance with Delaware law, broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Record and Beneficial Shareholdings

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote those shares.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Revoking a Proxy

You may revoke your proxy by sending in a new proxy card with a later date or by sending written notice of revocation to our President, Chief Executive Officer and Acting Chief Financial Officer, John C. Houghton, at our principal executive offices. If you attend the meeting, you may revoke in writing previously submitted proxies and vote in person.

Attending in Person

Only stockholders, their proxy holders and our guests may attend the meeting. If you want to vote in person at the annual meeting, and you hold your shares through a securities broker (that is, in “street name”), then you must obtain a proxy from your broker and bring that proxy to the meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the annual meeting, the director nominees named below will stand for election to serve a three-year term that will expire at the close of our annual meeting to be held during 2017. The shares represented by the enclosed proxy will be voted to elect as directors the nominees named below, unless a vote is withheld for such nominee or nominees. If a nominee cannot or will not serve as a director (which events are not anticipated), then the shares represented by the enclosed proxy may be voted for a substitute nominee named by the Board in the discretion of the holder of the proxies.

Director Classes

Our Board of Directors is currently composed of five directors. Our Board of Directors is divided into three classes. Each year, one class is elected to serve for three years. The business address for each director for matters regarding our company is 41 Grand Avenue, River Edge, New Jersey 07661. On November 22, 2013, James S. Scibetta informed our Board of Directors of his resignation as director, effective December 31, 2013.

In connection with our September 2007 financing, we entered into an investor rights agreement with the 2007 investors pursuant to which we agreed to take such corporate actions as may be required, among other things, to entitle Lambda Investors (i) to nominate two individuals having reasonably appropriate experience and background to our Board to serve as directors until their respective successor(s) are elected and qualified, (ii) to nominate each successor to the Lambda Investors nominees, provided that any successor shall have reasonably appropriate experience and background, and (iii) to direct the removal from the Board of any director nominated under the foregoing clauses (i) or (ii). Under the investor rights agreement, we are required to convene meetings of the Board of Directors at least once every three months. If we fail to do so, a Lambda Investors director will be empowered to convene such meeting.

Board Nominees

The Board of Directors has nominated Messrs. Daron Evans and Lawrence J. Centella for election as Class III directors. Messrs. Evans and Centella would serve three-year terms expiring at the close of our annual meeting to be held during 2017. Biographical information regarding Messrs. Evans and Centella is set forth below:

	Age
	(as of	Director
Name	4/1/14)	Since	Business Experience For Last Five Years
Daron Evans	40	2013	Mr. Evans is a life sciences executive with over 20 years of financial leadership and operational experience. Mr. Evans is currently a Partner at The Highland Group, an operational consulting practice that partners with industrial clients to deliver targeted results, and a Director on the Board of Zumbro Discovery, an early stage company developing a novel therapy for resistant hypertension. Mr. Evans was most recently Chief Financial Officer of Nile Therapeutics, Inc., from 2007 until its merger with Capricor, Inc. in November 2013. From 2006 to 2007, he was Director of Business Assessment for Vistakon, a division of Johnson & Johnson Corp. From 2004 to 2006, he was Associate Director of Portfolio Management & Business Analytics at Scios, Inc. after its acquisition by Johnson & Johnson Corp. Mr. Evans was a co-founder of Applied Neuronal Network Dynamics, Inc. and served as its President from 2002 to 2004. From 1995 to 2002, Mr. Evans served in various roles at consulting firms Arthur D. Little and Booz Allen & Hamilton. Mr. Evans is the author of four U.S. patents. Mr. Evans received his Bachelor of Science in Chemical Engineering from Rice University, his Master of Science in Biomedical Engineering from a joint program at the University of Texas at Arlington and Southwestern Medical School and his MBA from the Fuqua School of Business at Duke University.

	Age
	(as of	Director
Name	4/1/14)	Since	Business Experience For Last Five Years
Lawrence J. Centella	73	2001	Lawrence J. Centella has served as a director of our company since January 2001. Mr. Centella serves as President of Renal Patient Services, LLC, a company that owns and operates dialysis centers, and has served in such capacity since June 1998. From 1997 to 1998, Mr. Centella served as Executive Vice President and Chief Operating Officer of Gambro Healthcare, Inc., an integrated dialysis company that manufactured dialysis equipment, supplied dialysis equipment and operated dialysis clinics. From 1993 to 1997, Mr. Centella served as President and Chief Executive Officer of Gambro Healthcare Patient Services, Inc. (formerly REN Corporation). Prior to that, Mr. Centella served as President of COBE Renal Care, Inc., Gambro Hospal, Inc., LADA International, Inc. and Gambro, Inc. Mr. Centella is also the founder of LADA International, Inc. Mr. Centella received a B.S. from DePaul University. Among other experience, qualifications, attributes and skills, Mr. Centella’s extensive experience in managing companies engaged in the business of dialysis centers and equipment, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Vote Required

Directors will be elected by plurality vote. No minimum vote is required for the nominees to be elected. If any other nominee is put forward at the meeting, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Stockholders do not have cumulative voting rights. Your vote may be cast for or withheld from any individual nominee.

Our Board of Directors has unanimously approved and recommends that stockholders vote “FOR”

the election of Messrs. Evans and Centella as our Class III directors (Item 1 of the enclosed proxy card).

Continuing Directors

In addition to Messrs. Evans and Centella, who have been nominated for re-election to our Board and about whom information is provided in Proposal No. 1, our other directors whose terms do not expire at the annual meeting are listed below.

Class I Director – Term Expiring 2015

	Age
	(as of	Director
Name	4/1/14)	Since	Business Experience For Last Five Years
Arthur H. Amron	57	2007	Arthur H. Amron has served as a director of our company since September 2007. Mr. Amron is a Partner of Wexford Capital LP, an SEC-registered investment advisor and serves as its General Counsel. Mr. Amron also actively participates in various private equity transactions, particularly in the bankruptcy and restructuring areas, and has served on the boards and creditors’ committees of a number of public and private companies in which Wexford has held investments. Mr. Amron has also served as a director of Rhino GP LLC, which is the general partner of Rhino Resource Partners LP, a publicly traded master limited partnership (NYSE - RNO), since October 2010. From 1991 to 1994, Mr. Amron was an Associate at Schulte Roth & Zabel LLP, specializing in corporate and bankruptcy law, and from 1984 to 1991, Mr. Amron was an Associate at Debevoise & Plimpton LLP specializing in corporate litigation and bankruptcy law. Mr. Amron holds a J.D. from Harvard University, a B.A. in Political Theory from Colgate University and is a member of the New York Bar. Among other experience, qualifications, attributes and skills, Mr. Amron’s legal training and experience in the capital markets, as well as his experience serving on boards of directors of other public companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Class II Directors – Term Expiring 2016

	Age
	(as of	Director
Name	4/1/14)	Since	Business Experience For Last Five Years
John C. Houghton	50	2012	Mr. Houghton has over 25 years of commercialization experience in the pharmaceutical and medical device fields. He has direct experience in building out global commercial organizations including marketing, sales, sales operations, customer service, business analytics and new product development and has also been directly responsible for successfully licensing products and leading joint ventures and partnerships. Mr. Houghton most recently served as President and CEO of CorMedix Inc. (NYSE-Amex: CRMD), a pharmaceutical company focused on therapeutic products for the treatment of cardio-renal disease. While President and CEO, Mr. Houghton led the acquisition of the company’s product candidates and the completion of its initial public offering. Prior to assuming the role of President and CEO, he was the Chief Business Officer for CorMedix. Before joining CorMedix, Mr. Houghton established the global sales and marketing infrastructure for the Biotech division of Stryker Corp. (NYSE: SYK). Prior to Stryker, he worked with Aventis (NYSE: SNY) and predecessor companies for more than 14 years. During his time at Aventis he led the global marketing of Nasacort, served as commercial lead on the Aventis-Millennium inflammation collaboration, and functioned as the global new products commercialization head for respiratory, inflammation, cardiovascular, and metabolism products. Mr. Houghton received his B.Sc. from Liverpool John Moores University, United Kingdom. Mr. Houghton’s extensive experience in leadership roles in connection with sales and marketing in the pharmaceutical and medical device fields, as well as his management experience, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

	Age
	(as of	Director
Name	4/1/14)	Since	Business Experience For Last Five Years
Paul A. Mieyal	44	2007	Paul A. Mieyal has served as a director of our company since September 2007. Dr. Mieyal has been a Vice President of Wexford Capital LP since October 2006. From January 2000 through September 2006, he was Vice President in charge of healthcare investments for Wechsler & Co., Inc., a private investment firm and registered broker-dealer. Dr. Mieyal is also a director of Nile Therapeutics, Inc., which is a publicly traded company. Dr. Mieyal received his Ph.D. in Pharmacology from New York Medical College, a B.A. in Chemistry and Psychology from Case Western Reserve University, and is a Chartered Financial Analyst. Dr. Mieyal served as our Acting Chief Executive Officer from April 6, 2010 until April 20, 2012. Among other experience, qualifications, attributes and skills, Dr. Mieyal’s pharmacology and chemistry education, his experience in investment banking in the healthcare industry, as well as his experience serving on boards of directors of other public companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

PROPOSAL NO. 2 —

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Rothstein Kass to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board of Directors has ratified this selection and recommends that the stockholders ratify this selection. If the selection of Rothstein Kass is not ratified by the stockholders, the Audit Committee will reconsider, but might not change, its selection.

Rothstein Kass has audited our consolidated accounts since July 2007, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company in any capacity other than that of serving as independent registered public accounting firm. Representatives of Rothstein Kass are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Summary of Auditor Fees and Pre-Approval Policy

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by our registered independent public accounting firm. Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Rothstein Kass during fiscal years 2013 and 2012.

Audit Fees

Fees billed for audit services by Rothstein Kass totaled approximately $126,000 and $119,000 in connection with statutory and regulatory filings for the fiscal years ended December 31, 2013 and 2012, respectively. Such fees include fees associated with the annual audit.

Audit-Related Fees

During the fiscal year ended December 31, 2013, we were billed approximately $17,000 by Rothstein Kass for audit-related services in connection with the annual audit and for the reviews of our Form S-1 filings. During the fiscal year ended December 31, 2012, we were billed approximately $24,500 by Rothstein Kass for audit-related services in connection with the annual audit and for the reviews of our Form S-1 filings.

Our Audit Committee has considered whether, and determined that, the provision of the non-audit services rendered to us during 2013 and 2012 was compatible with maintaining the independence of Rothstein Kass.

Tax Fees

There were no tax services provided by Rothstein Kass for the fiscal years ended December 31, 2013 and 2012.

All Other Fees

We did not engage Rothstein Kass to provide any information technology services or any other services during the fiscal years ended December 31, 2013 and 2012.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Rothstein Kass. Abstentions will have the same effect as a vote against Proposal No. 2. However, broker non-votes will have no effect on the outcome of this matter.

Our Board of Directors has unanimously approved and recommends a vote “FOR”

the ratification of the selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2014 (Item 2 on the enclosed proxy card).

PROPOSAL NO. 3 —

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of our named executive officers as disclosed in our proxy statement under “Compensation Matters”, and in the tabular and accompanying narrative disclosure regarding named executive officer compensation.

As required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our stockholders are entitled to vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, at least once every three years.

Our executive compensation arrangements are designed to enhance stockholder value on an annual and long-term basis. Through the use of base pay as well as annual and long-term incentives, we seek to compensate our named executive officers for their contributions to our profitability and success. Please read “Compensation Matters” beginning on page 17 of this proxy statement for additional details about our executive compensation arrangements, including information about the fiscal year 2013 compensation of our named executive officers. We are asking our stockholders to indicate their support for our compensation arrangements as described in this proxy statement.

For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the heading “Compensation Matters”, including the compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of votes cast is required to approve the compensation of our named executive officers. Because your vote is advisory, however, it will not be binding upon or overrule any decisions of the Board, nor will it create any additional fiduciary duty on the part of the Board. This advisory vote also does not seek to have the Board or Compensation Committee take any specific action. However, the Board and the Compensation Committee value the view expressed by our stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation matters in the future. In considering the outcome of this advisory vote, the Board will review and consider all shares voted in favor of the proposal and not in favor of the proposal. Broker non-votes will have no impact on the outcome of this advisory vote.

Our Board of Directors has unanimously approved and recommends a vote “FOR”

the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (Item 3 on the enclosed proxy card).

PROPOSAL NO. 4 —

ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In this advisory vote, we are asking stockholders to indicate whether we should conduct an advisory vote on the compensation of our named executive officers once every year, once every two years, or once every three years (i.e., on an annual, biennial or triennial basis). Alternatively, stockholders may abstain from casting a vote on this matter.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation every two years is the most appropriate alternative for us. By providing an advisory vote on executive compensation every two years, our stockholders will be able to provide us with direct input on our compensation policies and practices as disclosed in the proxy statement. We understand that our stockholders may have different views as to what is the best approach for us.

Based on these considerations, the Board is recommending that stockholders vote that an advisory vote on executive compensation should be held once every two years, but it is important to note that the proxy card provides for four choices (every one, two, or three years, or abstain) and that stockholders are not voting to approve or disapprove the Board's recommendation.

Vote Required

Because your vote is advisory, it will not be binding upon the Board, nor will it create any additional fiduciary duty on the part of the Board. However, the Board will take into account the outcome of the vote when determining how frequently an advisory vote on executive compensation should be conducted in the future. The frequency that receives the highest number of votes cast by stockholders will be considered by the Board as the frequency that has been elected by stockholders.

Legislation requires that our stockholders be given the opportunity, at least once every six years, to cast an advisory vote regarding how frequently we should conduct this advisory vote on executive compensation. In the future, the Board may, in its discretion, decide to hold an advisory vote on the frequency of future advisory votes on executive compensation more often than once every six years.

Our Board of Directors has unanimously approved and recommends a vote for “2 Years” as the frequency for future non-binding stockholder votes on the compensation of the named executive officers as required by Section 14A(a)(1) of the Exchange Act (Item 4 on the enclosed proxy card).

CORPORATE GOVERNANCE

Board of Director Meetings

Our business is under the general oversight of the Board of Directors as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2013, the Board of Directors held ten meetings and took action by unanimous written consent in lieu of a meeting two times. Each person who was a director during 2013 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he served.

Each of our directors is encouraged to be present at the annual meeting of our stockholders absent exigent circumstances that prevents his attendance. Where a director is unable to attend the annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director’s participation by means where the director can hear, and be heard by, those present at the meeting. Two of our then four directors attended the 2013 annual meeting.

Selection of Nominees for the Board of Directors

The entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that might occur between annual meetings of the stockholders. The Board is also responsible for identifying, screening, and recommending candidates for prospective Board membership. When formulating its membership recommendations, the Board also considers any qualified candidate for an open Board position timely submitted by our stockholders in accordance with our established procedures.

The Board will evaluate and recommend candidates for membership on the Board consistent with criteria, including: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the industry in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election, the Board will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills, and contributions that the existing director brings to the Board; and independence.

To identify nominees, the Board will rely on personal contacts as well as its knowledge of persons in our industry. We have not previously used an independent search firm to identify nominees.

The Board will consider stockholder recommendations of candidates when the recommendations are properly submitted. Stockholder recommendations should be submitted to us under the procedures discussed in “Procedures For Security Holder Submission of Nominating Recommendations” which is available on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Written notice of any nomination must be timely delivered to Nephros, Inc., 41 Grand Avenue, River Edge, New Jersey 07661, Attention: Board of Directors, c/o President, Chief Executive Officer and Acting Chief Financial Officer.

The Board uses a variety of methods for identifying and evaluating non-incumbent candidates for director. The Board regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board as well as the qualifications of candidates in light of these needs. The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including members of the Board, our management or a professional search firm. The evaluation of these candidates may be based solely upon information provided to the Board or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Board deems appropriate, including the use of third parties to review candidates.

Director Independence

Our Board of Directors has determined that all of the directors are “independent” within the meaning of the Nasdaq independence standards other than Mr. Houghton.

Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee. These committees are each governed by a specific charter, each of which is available on our website at www.nephros.com, by clicking on the Investor Relations link, and then the Corporate Governance link. All members of these committees are independent directors.

The Board of Directors does not currently have a Nominating and Corporate Governance Committee given that the entire Board participates in discussions and decisions regarding identifying qualified individuals to become Board members, determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and developing and implementing corporate procedures and policies.

Audit Committee

The Audit Committee is composed of Daron Evans (Chairman) and Lawrence J. Centella, neither of whom is our employee and each of whom has been determined by the Board of Directors to be independent under the Nasdaq listing standards. The purpose of the Audit Committee is to: (i) oversee accounting, auditing, and financial reporting processes; (ii) assess the integrity of our financial statements; (iii) ensure that our internal controls and procedures are designed to promote compliance with accounting standards and applicable laws and regulations; and (iv) appoint and evaluate the qualifications and independence of our independent registered public accounting firm. The Audit Committee held four meetings in 2013.

The Board of Directors has determined that all Audit Committee members are financially literate under the current listing standards of Nasdaq. The Board also determined that Mr. Evans qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission, or SEC, rules adopted pursuant to the Sarbanes-Oxley Act of 2002 based on his extensive experience previously outlined.

Compensation Committee

The Compensation Committee is composed of directors Lawrence J. Centella (Chairman) and Paul A. Mieyal. Neither gentleman is our employee; however, Dr. Mieyal served as Acting Chief Executive Officer from April 6, 2010 until April 20, 2012. The purpose of the Compensation Committee is to: (i) assist the Board in discharging its responsibilities with respect to compensation of our executive officers and directors; (ii) evaluate the performance of our executive officers; (iii) assist the Board in developing succession plans for executive officers; and (iv) administer our stock and incentive compensation plans and recommend changes in such plans to the Board as needed. The Compensation Committee establishes the compensation of senior executives on an annual basis. The Compensation Committee held one meeting in 2013.

The Compensation Committee reviews and approves, on an annual basis, the corporate goals and objectives with respect to the compensation of our executive officers. The Compensation Committee evaluates, at least once a year, our executive officers’ performance in light of these established goals and objectives, and, based upon these evaluations, recommends to the full Board the annual compensation of such executive officers, including salary, bonus, incentive, and equity compensation. In reviewing and recommending the compensation of the executive officers, the Compensation Committee may consider the compensation awarded to officers of similarly situated companies, our performance, the individuals’ performance, compensation given to our executive officers in past years or any other fact that the Compensation Committee deems appropriate. The Chief Executive Officer does not participate in the discussions and processes concerning his own compensation and is not present during any discussions regarding his own compensation. The Compensation Committee also reviews and recommends to the full Board appropriate director compensation programs for service as directors and committee members. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

Lawrence J. Centella and Paul A. Mieyal served as members of our Compensation Committee during all of 2013. Neither of these individuals was at any time during 2013 or at any other time an officer or employee of our company. Although Dr. Mieyal served as our Acting Chief Executive Officer until April 20, 2012, he received no employee compensation or employee benefits from us. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s Board of Directors or Compensation Committee.

Board Leadership Structure and Oversight of Risk

The Board of Directors is responsible for providing oversight of our affairs. Until December 31, 2013, our Board leadership structure consisted of different persons serving the roles of Chairman of the Board and Chief Executive Officer. The Chairman of the Board, among other responsibilities, works with the Chief Executive Officer and the Board to prepare Board meeting agendas and schedules, acts as liaison to other members of the Board, and, in conjunction with our Chief Executive Officer, presides at Board meetings.

We believe that this Board leadership structure is an appropriate structure for us and our stockholders at this time. This structure allows the Chief Executive Officer to focus his energy on strategy and management of the company and the Board to focus on oversight of strategic planning and risk management of the company.

In fiscal year 2013, James S. Scibetta served as the Chairman of the Board. On November 22, 2013, Mr. Scibetta informed our Board of Directors of his resignation as a director, effective December 31, 2013. Our Board of Directors has not yet appointed a Chairman of the Board to replace Mr. Scibetta.

As explained above, our Board of Directors has two committees—the Audit Committee and the Compensation Committee. Our Audit Committee is responsible for overseeing certain accounting related aspects of our risk management processes while our full Board of Directors focuses on overall risk management. The Audit Committee and the full Board of Directors focus on what they believe to be the most significant risks facing us and our general risk management strategy, and also attempt to ensure, together with the Chief Executive Officer, that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities at the present time is an appropriate approach for addressing the risks facing our company and that our Board leadership structure supports this approach. We can offer no assurance that this structure, or any other structure, will be effective in all circumstances.

Stockholder Communication with the Board

Stockholders may communicate with the Board of Directors, members of particular committees or to individual directors, by sending a letter to such persons in care of our President, Chief Executive Officer and Acting Chief Financial Officer at our principal executive offices. The President, Chief Executive Officer and Acting Chief Financial Officer has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the President, Chief Executive Officer and Acting Chief Financial Officer will submit the correspondence to the Board of Directors or to any committee or specific director to whom the correspondence is directed. Procedures for sending communications to the Board of Directors can be found on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. Please note that all such communications must be accompanied by a statement of the type and amount of our securities that the person holds; any special interest, meaning an interest that is not derived from the proponent’s capacity as a stockholder, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.

Code of Business Conduct and Code of Ethics

During the fiscal year ended December 31, 2004, we adopted a Code of Ethics and Business Conduct, which was amended and restated on April 2, 2007, for our employees, officers and directors that complies with SEC regulations. The Code of Ethics is available free of charge on our website at www.nephros.com, by clicking on the Investor Relations link, then the Corporate Governance link. We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC by filing such amendment or waiver with the SEC.

Executive Officer

We currently have no executive officers other than John C. Houghton.

On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013. In connection with the resignation of Gerald J. Kochanski as the Company’s Chief Financial Officer, on August 9, 2013, the Board of Directors of the Company appointed John C. Houghton, President and Chief Executive Officer, to also serve as the Company’s Acting Chief Financial Officer and Principal Financial and Accounting Officer.

From April 6, 2010 until April 20, 2012, Paul A. Mieyal, a member of the Board of Directors, served as the Acting Chief Executive Officer. Upon the appointment of John C. Houghton, effective April 20, 2012, Paul A. Mieyal resigned as Acting Chief Executive Officer, but remains a member of the Board of Directors of the Company. Dr. Mieyal is a Vice President of Wexford Capital LP, the managing member of Lambda Investors LLC, which, as of April 1, 2014, beneficially owned approximately 48% of our outstanding common stock, representing approximately 60% on a fully-diluted basis.

Audit Committee Report

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal year 2013 with management. The Audit Committee has discussed with Rothstein Kass, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Rothstein Kass required by the Public Company Accounting Oversight Board regarding communications with the Audit Committee regarding independence, and has discussed with Rothstein Kass its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2013.

.

Submitted by:	The Audit Committee
Daron Evans, Chairman Lawrence J. Centella

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Stock Ownership of Management and Principal SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock as of April 1, 2014, by (i) each person known to us to own beneficially more than five percent (5%) of our common stock, based on such persons’ or entities’ filings with the SEC as of that date; (ii) each director, director nominee and executive officer; and (iii) all directors, director nominees and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Lambda Investors LLC(2)	26,524,427	60%
Southpaw Asset Management LP(3)	1,145,278	3%
Arthur H. Amron(4)	107,778	*
Lawrence J. Centella(5)	174,017	*
John C. Houghton(6)	620,844	1%
Daron Evans(7)	34,772	*
Paul A. Mieyal(8)	107,778	*
Gerald J. Kochanski(9)	-0-	*
All executive officers and directors as a group(4) – (9)	1,045,189	4%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Applicable percentage ownership is based on 25,225,704 shares of common stock outstanding as of April 1, 2014, after giving effect to the 1:20 reverse stock split effected March 11, 2011, together with applicable options and warrants for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options and warrants exercisable on or within 60 days after April 1, 2014 are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but not for computing the percentage ownership of any other person.

(2)	Based in part on information provided Form 4 filed on March 18, 2014. The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors, Wexford GP LLC, which is the General Partner of Wexford Capital LP, by Charles E. Davidson in his capacity as Chairman and managing member of Wexford Capital LP and by Joseph M. Jacobs in his capacity as President and managing member of Wexford Capital LP. The address of each of Lambda Investors LLC, Wexford Capital LP, Mr. Davidson and Mr. Jacobs is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. Each of Wexford Capital LP, Wexford GP LLC, Mr. Davidson and Mr. Jacobs disclaims beneficial ownership of the shares of Common Stock owned by Lambda Investors except, in the case of Mr. Davidson and Mr. Jacobs, to the extent of their respective interests in each member of Lambda Investors. Includes 14,524,677 shares issuable upon exercise of warrants held by Lambda Investors having an exercise price of $0.40 per share. Lambda Investors is controlled by Wexford Capital LP. Arthur H. Amron, one of our directors, is a Partner and General Counsel of Wexford Capital LP. Paul A. Mieyal, one of our directors, is a Vice President of Wexford Capital LP.

(3)	Based in part on information provided in Schedule 13D/A filed on May 30, 2013. The shares beneficially owned by Southpaw Asset Management LP may be deemed beneficially owned by Southpaw Holdings LLC, which is the General Partner of Southpaw Asset Management LP, and by each of Kevin Wyman and Howard Golden, who are principals of Southpaw Holdings LLC, and Southpaw Credit Opportunity Master Fund LP, of which Southpaw Asset Management LP is the investment manager. The address of each of Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman, Howard Golden, and Southpaw Credit Opportunity Master Fund LP, is 2 Greenwich Office Park, Greenwich, CT 06831. Each of Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman and Howard Golden disclaims beneficial ownership of 664,298 shares of common stock and 480,980 shares issuable upon the exercise of warrants beneficially owned by Southpaw Credit Opportunity Master Fund LP having an exercise price of $0.40.

(4)	Mr. Amron’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. The shares identified as being beneficially owned by Mr. Amron consist of: (i) 48,496 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 59,282 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 21,066 shares issuable upon the exercise of options which have been granted under our Stock Incentive Plans but will not vest within 60 days of April 1, 2014.

(5)	Mr. Centella’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Centella consist of: (i) 37,239 shares of common stock; (ii) 48,496 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (iii) 88,282 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 21,066 shares issuable upon the exercise of options which have been granted under our Stock Incentive Plans but will not vest within 60 days of April 1, 2014.

(6)	Mr. Houghton’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Houghton consist of: (i) 66,254 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 554,590 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 524,460 shares issuable upon the exercise of options which have been granted under our Stock Incentive Plans but will not vest within 60 days of April 1, 2014.

(7)	Mr. Evans’ address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661. The shares identified as being beneficially owned by Mr. Evans consist of: (i) 9,651 shares of common stock; and (ii) 25,121 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 50,240 shares issuable upon the exercise of options which have been granted under our Stock Incentive Plans but will not vest within 60 days of April 1, 2014.

(8)	Dr. Mieyal’s address is c/o Wexford Capital LP, 411 West Putnam Avenue, Greenwich, CT 06830. The shares identified as being beneficially owned by Dr. Mieyal consist of: (i) 48,496 shares of restricted stock granted under the 2004 Stock Incentive Plan; and (ii) 59,282 shares issuable upon exercise of options granted under the 2004 Stock Incentive Plan. Does not include 21,066 shares issuable upon the exercise of options which have been granted under our Stock Incentive Plans but will not vest within 60 days of April 1, 2014.

(9)	Mr. Kochanski’s address is the company address: 41 Grand Avenue, River Edge, New Jersey 07661.

COMPENSATION MATTERS

Executive Compensation

The following table sets forth all compensation earned in the fiscal years ended December 31, 2013 and 2012 by our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total
John C. Houghton(4)	2013	$350,000	—	$47,040	$23,625	$31,652	$452,317
President, Chief Executive Officer and Acting Chief Financial Officer	2012	$242,756	—	—	$1,125,267	$20,674	$1,388,697

Gerald J. Kochanski(5)	2013	$92,672	—	—	$—	$14,105	$106,777
Chief Financial Officer	2012	$202,027	$40,038	—	$14,761	$23,200	$280,026

(1)           The amounts in this column reflect decisions approved by our Compensation Committee and are based on an analysis of the executive’s contribution to our company during fiscal years 2013 and 2012.

(2)           The amount reported is the aggregate grant date fair value of the options granted, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the option awards are set forth in Note 2 of these consolidated financial statements.

(3)           See table below for details on “All Other Compensation.”

(4)           Mr. Houghton was appointed President and Chief Executive Officer effective April 20, 2012. On August 9, 2013, the Board of Directors of the Company appointed Mr. Houghton to also serve as the Company’s Acting Chief Financial Officer and Principal Financial and Accounting Officer.

(5)           On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013. In connection with the resignation of Gerald J. Kochanski as the Company’s Chief Financial Officer, on August 9, 2013, the Board of Directors of the Company appointed John C. Houghton, President and Chief Executive Officer, to also serve as the Company’s Acting Chief Financial Officer and Principal Financial and Accounting Officer.

All Other Compensation

Name	Year	Matching 401K Plan Contribution	Health Insurance Paid by Company	Life Insurance Paid by the Company	Consulting Fees	Director Fees	Company Paid Transportation Expense	Total Other Compensation
John C. Houghton	2013	$14,000	$15,732	$1,920	$—	$—	$—	$31,652
	2012	$9,710	$9,564	$1,400	$—	$—	$—	$20,674

Gerald J. Kochanski	2013	$3,707	$5,886	$4,512	$—	$—	$—	$14,105
	2012	$8,220	$9,536	$5,444	$—	$—	$—	$23,200

Option and Restricted Stock Holdings and Fiscal Year-End Option and Restricted Stock Values

The following table shows information concerning unexercised options and unvested restricted stock awards outstanding as of December 31, 2013 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2013

		Option Awards(2)				Restricted Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock that Have Not Vested (#)	Market Value of Shares of Restricted Stock that Have Not Vested ($)
John C. Houghton	April 20, 2012	295,313	379,687	$0.95	4/20/22	-0-	-0-
John C. Houghton	July 3, 2012	145,053	186,497	$1.89	7/3/22
John C. Houghton	May 23, 2013	-0-	37,500	$0.71	5/23/23
Gerald J. Kochanski	April 1, 2008	12,500	-0-	$15.00	4/1/18	-0-	-0-
Gerald J. Kochanski	Jan 6, 2009	1,250	-0-	$2.60	1/6/19
Gerald J. Kochanski	Dec 31, 2009	2,834	-0-	$15.40	12/31/19
Gerald J. Kochanski	Mar 24, 2011	200,000	-0-	$0.51	3/24/21
Gerald J. Kochanski	Feb 16, 2012	5,000	-0-	$0.83	2/16/22

(1)	For better understanding of this table, we have included an additional column showing the grant date of stock options.

(2)	Stock options became exercisable in accordance with the vesting schedule below:

Grantee	Grant Date	Vesting

John C. Houghton	April 20, 2012	14,063 vest monthly until March 20, 2016.

John C. Houghton	July 3, 2012	6,907 vest monthly until March 20, 2016.

John C. Houghton	May 23, 2013	9,375 vest annually until May 23, 2017.

Employment and Change in Control Agreements

We have used employment agreements as a means to attract and retain executive officers. These are more fully discussed below. We believe that these agreements provide our executive officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future.

Agreement with Mr. John C. Houghton

On April 20, 2012, we entered into an Employment Agreement, effective as of April 20, 2012, with Mr. Houghton (“Employment Agreement”). The Employment Agreement has a term of four years, ending on April 20, 2016. The Employment Agreement provides that Mr. Houghton’s annual base salary will be $350,000. Mr. Houghton will be eligible to receive a target discretionary bonus of 30% of annual base salary, as determined by us. The targets with respect to the bonus for the year ending December 31, 2012 were mutually agreed upon between Mr. Houghton and the Compensation Committee of the Board within 60 days following April 20, 2012 and such bonus was appropriately prorated for such annual period. The targets for each subsequent annual period will be mutually agreed upon at the beginning of each calendar year between Mr. Houghton and the Compensation Committee.

Upon execution of the Employment Agreement, we granted Mr. Houghton options to purchase 675,000 shares of our common stock pursuant to our 2004 Stock Incentive Plan (the “Plan”). In addition, we were required to grant Mr. Houghton options to purchase an additional 331,550 shares of our common stock.

The Employment Agreement further provided that, subject to Mr. Houghton meeting and maintaining the director eligibility requirements of the Board, Mr. Houghton would be nominated for election as a director at each stockholders meeting during his employment at which his term as a director would otherwise expire.

The Employment Agreement provides that upon the occurrence of a change in control (as defined in the Employment Agreement), all of Mr. Houghton’s unvested stock options will vest and become exercisable immediately and, unless all such options are cashed-out in the change in control transaction, shall remain exercisable for a period of not less than 360 days (or the expiration of the stock option term, if sooner), regardless of whether Mr. Houghton’s employment is terminated in connection with such change in control transaction.

In the event that Mr. Houghton’s employment is terminated by us for “cause” (as defined in the Employment Agreement), then we will pay the earned but unpaid base salary for services rendered through the date of termination and any and all unvested stock options shall automatically be cancelled and forfeited by Mr. Houghton as of the date of termination.

In the event that Mr. Houghton’s employment is terminated by reason of Mr. Houghton’s death, or by reason of Mr. Houghton’s resignation or retirement (as to which at least two (2) weeks notice is required), then we will pay to Mr. Houghton only the earned but unpaid base salary for services rendered through the date of termination. Any and all unvested stock options will automatically be cancelled and forfeited as of the date of Mr. Houghton’s death, resignation or retirement.

If, as a result of Mr. Houghton’s incapacity due to physical or mental illness, we determine that Mr. Houghton has failed to perform his duties on a full time basis for either ninety (90) days within any three hundred sixty-five (365) day period or sixty (60) consecutive days, we may terminate his employment hereunder for “disability”. In that event, we will pay the earned but unpaid base salary for services rendered through such date of termination. Any and all unvested stock options shall be cancelled as of the date of termination. During any period that Mr. Houghton fails to perform his duties as a result of incapacity due to physical or mental illness, he will continue to receive compensation and benefits provided by the Employment Agreement until his employment is terminated; provided, however, that the amount of compensation and benefits received during such period will be reduced by the aggregate amounts, if any, payable under our disability benefit plans and programs or under the Social Security disability insurance program. Additionally, the vesting of stock options will be tolled during such period and in the event of a termination of the Employment Agreement as a result of disability, any and all unvested stock options will automatically be cancelled and forfeited as of the date of termination.

In the event that Mr. Houghton’s employment is terminated by us prior to the expiration of the term of the Employment Agreement for any reason other than as described above or by Mr. Houghton for “good reason” (as defined in the Employment Agreement) any and all unvested stock options shall automatically be cancelled and forfeited by Mr. Houghton as of the date of such termination (except as provided in a change in control), vested stock options shall remain exercisable for ninety (90) days after the date of such termination or the expiration of the stock option term, if sooner (except as otherwise provided in the event of a change in control), and we will pay to Mr. Houghton any earned but unpaid base salary for services rendered through the date of termination and continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period equal to three (3) months (or, when Mr. Houghton has been employed for at least one (1) year, a period equal to six (6) months), to be paid periodically in accordance with our normal payroll policies; provided that if Mr. Houghton continues to be employed in any capacity by a successor entity following a change in control, the severance pay that would otherwise be payable shall be reduced by the amount of base compensation and guaranteed bonus (if any) Mr. Houghton receives in such capacity during or attributable to the severance term. Payment of any severance benefits are subject to the execution by Mr. Houghton of a general release and an agreement to continue to be bound by certain provisions of the Employment Agreement relating to, among others, non-competition, non-solicitation and confidentiality.

Mr. Houghton is also subject to non-competition, non-solicitation and confidentiality covenants during the term of his employment.

Agreement with Mr. Gerald J. Kochanski

Mr. Kochanski began serving as our Chief Financial Officer on April 28, 2008, pursuant to an employment agreement dated as of April 1, 2008. Mr. Kochanski’s initial annual base salary is $185,000. For the first year of Mr. Kochanski’s employment, we paid him a non-accountable commuting allowance of $10,000. In addition, we agreed to pay up to $10,000 of Mr. Kochanski’s moving costs. Mr. Kochanski may be awarded a bonus based on performance. In 2011, Mr. Kochanski was awarded a bonus of $38,872. Pursuant to the employment agreement, we granted Mr. Kochanski an option to purchase 12,500 shares of our common stock under our 2004 Stock Incentive Plan. The option vested in three equal annual installments of 3,125 shares on each of March 31, 2009, March 31, 2010, and March 31, 2011. The option to purchase the remaining 3,125 shares vests on March 31, 2012 provided that he remains employed by us at such time, and provided further that such options shall become exercisable in full immediately upon the occurrence of a change in control (as defined in our 2004 Stock Incentive Plan).

Mr. Kochanski’s agreement provides that upon termination by us for cause or disability (as such terms are defined in the agreement) or by Mr. Kochanski for any reason other than his exercise of the change of control termination option (as defined in the agreement), then we shall pay him only his accrued but unpaid base salary and bonuses for services rendered through the date of termination, his unvested options shall immediately be cancelled and forfeited and his vested options shall remain exercisable for ninety (90) days after such termination. If Mr. Kochanski’s employment is terminated by his death or by his voluntary resignation or retirement other than upon his exercise of the change of control termination option, then we shall pay him his accrued but unpaid base salary for services rendered through the date of termination and any bonuses due and payable through such date of termination and those that become due and payable within ninety (90) days after such date. If we terminate Mr. Kochanski’s employment for any other reason, then, provided he continues to abide by certain confidentiality and non-compete provisions of his agreement and executes a release, he shall be entitled to: (1) any accrued but unpaid base salary for services rendered through the date of termination; and (2) the continued payment of his base salary, in the amount as of the date of termination, for a period of six (6) months subsequent to the termination date or until the end of the remaining term of the agreement if sooner.

Upon any sale of all or substantially all of our business or assets, whether direct or indirect, by purchase, merger, consolidation or otherwise, Mr. Kochanski shall have a period of time in which to discuss, negotiate and confer with any successor entity regarding the terms and conditions of his continued employment. If Mr. Kochanski, acting reasonably, is unable to timely reach an agreement through good faith negotiations with such successor, then he may elect to terminate his employment with us and receive any accrued but unpaid salary for services rendered through the date of termination and the continued payment of his salary, in the amount as of the date of termination, for a period of six (6) months. All unvested options that would have vested during the shorter of (a) the subsequent six (6) months or (b) the remainder of the term would also immediately become vested.

The agreement defines “cause” as (1) conviction of any crime (whether or not involving us) constituting a felony in the jurisdiction involved; (2) engaging in any act which, in each case, subjects, or if generally known would subject, us to public ridicule or embarrassment; (3) gross neglect or misconduct in the performance of the employee’s duties under the agreement; or (4) material breach of any provision of the agreement by the employee; provided, however, that with respect to clauses (3) or (4), the employee must have received written notice from us setting forth the alleged act or failure to act constituting "cause", and the employee shall not have cured such act or refusal to act within ten (10) business days of his actual receipt of notice.

The agreement defines “disability” as our determination that, because of the employee’s incapacity due to physical or mental illness, the employee has failed to perform his duties under the agreement on a full time basis for either (1) 120 days within any 365-day period, or (2) 90 consecutive days.

On March 28, 2011, we entered into an employment agreement, to be effective on April 1, 2011, with Mr. Kochanski. The new employment agreement replaces the current agreement and is substantially similar to the prior agreement with the following material changes: Mr. Kochanski’s base annual salary was increased to $200,192, an increase of $15,192; and in the event that Mr. Kochanski’s employment is either terminated by us for other than “cause” (as defined in the agreement), then (i) all of his unvested stock options that would have vested during the shorter of (a) the subsequent six months or (b) the remainder of the term, shall immediately become vested.

On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013.

Change in Control Payments

If the change in control payments called for in the agreements for Messrs. Houghton and Kochanski had been triggered on December 31, 2013, we would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months paid)	Number of Options that Would Vest (Market Value) (1)
John C. Houghton	$29,167	$—
	(6 mos.)	(-0-)
Gerald J. Kochanski (2)	$—	$—
	(0 mos.)	(-0-)

(1)	The market value is calculated as the difference between the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock as reported by the OTC Markets Group, Inc. on December 31, 2013, and the exercise prices for the underlying stock options. As of December 31, 2013, the exercise prices for all of Mr. Houghton’s options were higher than $0.42, the closing sales price per share of our common stock as reported by the OTC Markets Group, Inc. on December 31, 2013.

(2)	On May 29, 2013, Gerald J. Kochanski, Chief Financial Officer, Treasurer and Corporate Secretary of Nephros, Inc., resigned effective June 15, 2013.

2004 Stock Incentive Plan

The 2004 Stock Incentive Plan provides that if there is a change in control, unless the agreement granting an award provides otherwise, all awards under the 2004 Stock Incentive Plan will become vested and exercisable as of the effective date of the change in control. As defined in the 2004 Stock Incentive Plan, a change in control means the occurrence of any of the following events: (i) any “person,” including a “group,” as such terms are defined in sections 13(d) and 14(d) of the Exchange Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of our common stock; (ii) our complete liquidation; (iii) the sale of all or substantially all of our assets; or (iv) a majority of the members of our Board of Directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

The following table provides information as of December 31, 2013 about compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors upon exercise of options or warrants under all of our existing equity compensation plans. Our existing equity compensation plans consist of our Amended and Restated Nephros 2000 Equity Incentive Plan and our Nephros, Inc. 2004 Stock Incentive Plan (together, our “Stock Incentive Plans”) in which all of our employees and directors are eligible to participate. Our Stock Incentive Plans were approved by our stockholders.

	(a)		(c)
	Number of		Number of securities
	securities to be	(b)	remaining available for
	issued upon	Weighted-average	issuance under equity
	exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrant and rights	warrant and rights	reflected in column (a))
Equity compensation plans approved by our stockholders

Stock Incentive Plans	1,755,750	$1.17	2,407,318

Equity compensation plans not approved by our stockholders (1)	331,550	$1.69	—

None	—		—
All Plans	2,087,300		2,407,318

(1)	On July 3, 2012, the company granted Mr. Houghton an option to purchase 331,550 shares of common stock of the company, under a Non-qualified Stock Option Agreement, dated July 3, 2012, between Mr. Houghton and the Company, in connection with his appointment as the President and Chief Executive Officer. The terms of this Non-qualified Stock Option Agreement are substantially similar to the terms of the 2004 Stock Incentive Plan. The options granted to Mr. Houghton pursuant to this agreement vest in equal monthly installments over four years commencing on April 20, 2012, the date Mr. Houghton was appointed; provided that Mr. Houghton remains employed by the company at such time.

401(k) Plan

We have established a 401(k) deferred contribution retirement plan (the “401(k) Plan”) which covers all employees. The 401(k) Plan provides for voluntary employee contributions of up to 15% of annual earnings, as defined. As of January 1, 2004, we began matching 100% of the first 3% and 50% of the next 2% of employee earnings to the 401(k) Plan. We contributed and expensed $46,000 and $49,000 in 2013 and 2012, respectively.

Director Compensation

In fiscal year 2013, our directors received a $10,000 annual retainer, $1,200 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on our Board of Directors. The Chairman of the Board received an annual retainer of $20,000 and $1,500 per meeting for each quarterly Board meeting attended. The chairperson of our Audit Committee was paid a $5,000 annual retainer and $500 per meeting for meetings of the Audit Committee, with a maximum of eight meetings per year.

We grant each non-employee director who first joins our Board, immediately upon such director joining our Board, options to purchase 20,000 shares of our common stock in respect of such first year of service at an exercise price per share equal to the fair market value price per share of our common stock on the date of grant. We also grant annually to each non-employee director options to purchase 10,000 shares of our common stock (12,500 shares to the Chairman of the Board) at an exercise price per share equal to the fair market value price per share of our common stock on the grant date. These non-employee director options vest in three equal installments on each of the date of grant and the first and second anniversaries thereof.

Our executive officers do not receive additional compensation for service as directors if any of them so serve.

On February 19, 2014, the Compensation Committee of our Board of Directors approved changes to director compensation, which were ratified by the Board of Directors on March 26, 2014. In fiscal year 2014, our directors will receive a $20,000 annual retainer, $1,500 per meeting for each quarterly Board meeting attended and reimbursement for expenses incurred in connection with serving on our Board of Directors. The Chairman of the Board will receive an annual retainer of $30,000 and $1,800 per meeting for each quarterly Board meeting attended. The chairperson of our Audit Committee will be paid a $10,000 annual retainer and $1,000 per meeting for meetings of the Audit Committee, with a maximum of eight meetings per year.

In fiscal year 2014, we will grant each non-employee director who first joins our Board, immediately upon such director joining our Board, the number of options equal to the product of 0.0011 multiplied by the total number of outstanding shares of common stock of the company on a fully-diluted basis. The exercise price per share will be equal to the fair market value price per share of our common stock on the date of grant. We will also grant annually to each non-employee director the number of options equal to the product of 0.0006 multiplied by the total number of outstanding shares of common stock of the company on a fully-diluted basis. The exercise price per share will be equal to the fair market value price per share of our common stock on the date of grant. These non-employee director options vest in three equal installments on each of the date of grant and the first and second anniversaries thereof.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2013.

Non-Employee Director Compensation in Fiscal Year 2013

Name	Fees Earned or Paid in Cash	Restricted Stock Awards (7) ($)	Option Awards (1) ($)		Total ($)
Arthur H. Amron (6)	$-0-	$16,576	$6,300	(2)	$22,876
Paul A. Mieyal (6)	$-0-	$16,576	$6,300	(3)	$22,876
Lawrence J. Centella	$-0-	$16,576	$6,300	(4)	$22,876
James S. Scibetta (8)	$-0-	$-0-	$24,889	(5)	$24,889
Daron Evans	$-0-	$-0-	$-0-		$-0-

(1)         The amount reported is the aggregate grant date fair value of the options granted, computed in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 2 of these consolidated financial statements.

(2)         Options granted for services rendered by Mr. Amron totaled 53,750 options at December 31, 2013.

(3)         Options granted for services rendered by Dr. Mieyal totaled 53,750 options at December 31, 2013.

(4)         Options granted for services rendered by Mr. Centella totaled 82,750 options at December 31, 2013.

(5)         Options granted for services rendered by Mr. Scibetta totaled 124,064 options at December 31, 2013.

(6)         At the request of Messrs. Amron and Mieyal, their respective options and director fees were directed to Wexford Capital LP.

(7)         Director fees were paid in restricted stock awards in lieu of a cash payment.

(8)         On November 22, 2013, James S. Scibetta informed our Board of Directors of his resignation as a director, effective December 31, 2013.

Compensation Committee Interlocks and Insider Participation

Lawrence J. Centella and Paul A. Mieyal served as members of our Compensation Committee during all of 2013. Neither of these individuals was at any time during 2013 or at any other time our officer or employee. Although Dr. Mieyal served as our Acting Chief Executive Officer until April 20, 2012, he received no employee compensation or employee benefits from us. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

On February 4, 2013, the Company issued a senior secured note to Lambda Investors LLC in the principal amount of $1.3 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on August 4, 2013, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note, including all accrued interest thereon of $46,800, on May 22, 2013 with the cash proceeds from the May 2013 rights offering. In connection with the note, the Company paid Lambda Investors an 8%, or $104,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $50,000 as well as Lambda Investors’ legal fees and other expenses incurred in connection with the May 2013 rights offering in the amount of $50,000. Those payments totaling $204,000 are reflected as amortization of debt discount.

On November 12, 2013, the Company issued a senior secured note to Lambda Investors LLC in the principal amount of $1.5 million. The note bore interest at the rate of 12% per annum and was scheduled to mature on May 12, 2014, at which time all principal and accrued interest was due. However, the Company paid amounts due under the note, including all accrued interest thereon of $61,000, on March 18, 2014 with the cash proceeds from the March 2014 rights offering. In connection with the note, the Company paid Lambda Investors an 8%, or $120,000, sourcing/transaction fee. In addition, the Company paid Lambda Investors’ legal fees and other expenses incurred in connection with the note in the amount of $75,000. Those payments totaling $195,000 were made on November 12, 2013 and are reflected as a debt discount which is being amortized over the term of the senior secured note. Approximately $53,000 is reflected as amortization of debt discount on the consolidated statements of operations and comprehensive loss for the year the ended December 31, 2013.

As of April 1, 2014, Lambda Investors is our largest stockholder and beneficially owns approximately 48% of our outstanding common stock and, on a fully-diluted basis, owns approximately 60% of our outstanding common stock. The warrants held by Lambda Investors have an exercise price of $0.40 per share and certain warrants have full ratchet anti-dilution protection. In connection with the March 2014 rights offering, we agreed to extend the expiration date of the existing warrants held by Lambda Investors to March 21, 2019.

In connection with the February 2013 loan and the November 2013 loan from Lambda Investors, we entered into registration rights agreements with Lambda Investors pursuant to which we will file a registration statement on Form S-1 covering the resale by Lambda Investors of the common stock underlying shares sold to Lambda Investors. Under these registration rights agreements, we will pay all of the expenses, including reasonable legal fees, of Lambda Investors in connection with such registration statement and resale of shares by Lambda Investors under such registration statement, which may be in an underwritten public offering. We will be obligated to use our reasonable best efforts to keep such registration statement continuously effective until such time as all the securities registered on such registration statement have been sold or are eligible for sale without restriction under the applicable securities laws.

The shares beneficially owned by Lambda Investors may be deemed beneficially owned by Wexford Capital LP, which is the managing member of Lambda Investors. Arthur H. Amron, a director of Nephros, is a partner and general counsel of Wexford Capital. Paul A. Mieyal, a director of Nephros, is a vice president of Wexford Capital. During 2013, at the request of Messrs. Amron and Mieyal, fees and options in the aggregate amount of approximately $45,752 earned in respect of services they rendered to the company were directed to Wexford Capital LP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file. Based solely on a review of the copies of such forms received by us, or written representations from reporting persons, we believe that during fiscal year 2013, all of our officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements except as follows: (i) Lambda Investors LLC did not timely file one Form 4 relating to shares issued to Lambda Investors LLC upon exercise of nontransferable subscription rights in the May 2013 rights offering; and (ii) each of Messrs. Amron, Mieyal, Kochanski, Centella, Scibetta and Houghton did not timely file one Form 4 reporting a grant of stock options and restricted stock by the Board.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholders having proposals that they desire to present at next year’s annual meeting of our stockholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 16, 2014. Proposals should be mailed to the attention of our President, Chief Executive Officer and Acting Chief Financial Officer at our principal executive offices, 41 Grand Avenue, River Edge, New Jersey 07661. To be properly submitted, the proposal must be received at our principal executive offices no later than December 16, 2014. In order to avoid controversy, stockholders should submit any proposals by means, including electronic means, which permit them to prove the date of delivery. Also, to be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule.

In addition, Rule 14a-4 of the Exchange Act governs the use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. With respect to our next annual meeting of stockholders, if we are not provided notice of a stockholder proposal prior to March 2, 2015, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

If the Board changes the date of next year’s annual meeting by more than 30 days, then the Board will, in a timely manner, inform the stockholders of such a change and the effect of such a change on the deadlines given above by including a notice under Item 5 in our earliest possible quarterly report on Form 10-Q, or if that is impracticable, then by any means reasonably calculated to inform the stockholders.

OTHER MATTERS

The Board of Directors does not know of any other business matters that are to be presented for action at the annual meeting. If any other matters come before the meeting, the persons named in the enclosed proxy have the discretionary authority to vote all proxies received with regard to those matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Dated April 11, 2014

NEPHROS, INC.
41 GRAND AVENUE
RIVER EDGE, NJ 07661
ATTN:JOHN C. HOUGHTON

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
	CONTROL # → 000000000000
	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Daron Evans 02 Lawrence J. Centella

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the Audit Committee's selection of Rothstein Kass as our independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve the compensation of our named executive officers on an advisory (non-binding) basis.	☐	☐	☐

The Board of Directors recommends you vote 2 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION. To select, on an advisory (non-binding) basis, the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: To act upon such other business as may properly come before the meeting or any adjournment thereof.

0000210523_1 R1.0.0.51160

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and the 2013 Annual Report on Form 10-K is/are available at www.proxyvote.com .

NEPHROS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Nephros, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 11, 2014 and hereby appoints John C. Houghton as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Nephros, Inc., to be held on May 16, 2014 at 10:00 a.m., Eastern Time, at the offices of Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey and any adjournment(s) hereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) "FOR" THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF ROTHSTEIN KASS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014, (3) "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS, (4) "2 YEARS" AS THE FREQUENCY OF FUTURE NON-BINDING STOCKHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY (NON-BINDING) BASIS, AND (5) IN THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000210523_2 R1.0.0.51160